UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2018
(Date of report; date of
earliest event reported)

Commission file number: 1-33026 ______________________

COMMVAULT SYSTEMS, INC.
(Exact name of registrant as specified in charter)

______________________

Delaware	22-3447504
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Commvault Way Tinton Falls, New Jersey 07724
Address of principal executive offices) (Zip Code)

(732) 870-4000
(Registrant's telephone number, including area code)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 30, 2018, Commvault Systems, Inc. (“the Company”) entered into a letter agreement (the “Agreement”) with Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. (collectively, the “Investors”), which have a combined economic exposure of approximately 10.3% of the outstanding shares of the Company’s common stock.

Under the Agreement, the Company agreed to: (i) as soon as practicable following the execution of the Agreement, but no later than 30 calendar days prior to the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), appoint two individuals designated by the Investors to the board of directors of the Company (the “Board”), subject to the reasonable approval of the Board (each a “New Director”) and (ii) no later than the appointment of the second New Director, cause two current members of the Board to resign from the Board. One New Director will be designated as a Class I director and the other New Director will be designated as a Class II director.

Pursuant to the Agreement, the Investors agreed to revoke and withdraw the nomination of Martha Bejar, Wendy Lane, John McCormack and Charles Moran in connection with the 2018 Annual Meeting and agreed not to nominate any new nominee for election at the 2018 Annual Meeting in substitution of Mses. Bejar or Lane or Messrs. McCormack or Moran. The Investors also agreed to vote, or cause to be voted, all of the Company’s common stock owned by the Investors or their controlled or controlling affiliates in favor of the directors nominated by the Board at the 2018 Annual Meeting.

Under the Agreement, the Board agreed to form an Operations Committee, as described in a press release issued by the Company on May 1, 2018 (the “Press Release”). The Operations Committee will be comprised of four (4) members, consisting of two (2) independent directors selected by the Board and the two (2) New Directors, each of whom shall become a member upon joining the Board. The Board also agreed to form a Search Committee to conduct the search for a new Chief Executive Officer that is described in the Press Release. The Search Committee will be comprised of four (4) members, consisting of three (3) independent directors selected by the Board and one (1) of the New Directors selected by the Investors, who shall become a member upon joining the Board.

Under the Agreement, Elliott has agreed to certain standstill restrictions until the date that is thirty days prior to the last day of the time period, established pursuant to the Company’s Bylaws, for stockholders to deliver notice to the Company of director nominations to be brought before the Company’s 2019 Annual Meeting of Stockholders (the “Expiration Date”). These standstill restrictions include, but are not limited to (i) engaging in any solicitation of proxies or consents with respect to the election or removal of directors; (ii) encouraging, advising or influencing any other person with respect to the giving or withholding of any proxy; (iii) forming or joining a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) with respect to the common stock and other voting securities of the Company; (iv) beneficially owning more than 9.9% of the voting power of, or economic exposure to more than 14.9% of, the Company’s common stock; (v) selling, offering or agreeing to sell, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Company common stock; (vi) making or participating in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or its subsidiaries (an “Extraordinary Transaction”); (vii) entering into a voting trust, arrangement or agreement with respect to any Company voting securities (other than granting proxies in solicitations approved by the Board); (viii) seeking, alone or in concert with others, representation on the Board or the removal of any member of the Board, except as provided in the Agreement; (ix) making any stockholder proposal; (x) making any statutory demand for books and records; (xi) making certain public proposals, including with respect to changes in the number or term of directors or filling vacancies on the Board, changes in capitalization or dividend policy, amendments to governing documents, delisting of securities or termination of registration of securities; (xii) instituting litigation or other proceedings, or entering into negotiations or agreements with third parties, to effect actions prohibited by the standstill restrictions; or (xiii) making any request or submitting any proposal, directly or indirectly, to amend or waive the terms of the Agreement, in each case which would reasonably be expected to result in a public announcement of such request or proposal. The standstill restrictions terminate automatically upon certain events, including but not limited to (a) Elliott's delivery of five (5) days’ written notice to the Company of a material breach of the Agreement by the Company, if such breach has not been cured within a specified notice period; (b) the announcement by the Company of a definitive agreement with respect to an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the common stock of the Company; (c) the commencement of any tender or exchange offer that, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the common stock of the Company, where the Company files a Schedule 14D-9 (or any amendment thereto) that does not recommend that the Company’s stockholders reject such tender or exchange offer; or (d) the adoption by the Board of any amendment to the certificate of incorporation or bylaws of the Company that would reasonably be expected to substantially impair the ability of a stockholder to submit nominations for election to the Board or stockholder proposals in connection with any future Company Annual Meeting of Stockholders.

The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2018, the Company announced that the Board and Company Chief Executive Officer Robert Hammer have determined to commence a search for a new Chief Executive Officer. Mr. Hammer will continue to lead the Company as Chairman, CEO and President until his successor is appointed. It is anticipated that Mr. Hammer will remain as Chairman of the Board after his successor is appointed.

The Press Release, dated May 1, 2018, announcing the search for a new Chief Executive Officer and related matters, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.
On May 1, 2018, the Company issued a press release. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1	Letter Agreement, by and among Commvault Systems, Inc., Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc., dated April 30, 2018.
99.1	Press Release issued by Commvault Systems, Inc., dated May 1, 2018 announcing entry into the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMVAULT SYSTEMS, INC.

Date: May 1, 2018	By:	/s/ BRIAN CAROLAN
Brian Carolan
Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Letter Agreement, by and among Commvault Systems, Inc., Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc., dated April 30, 2018.
99.1	Press Release issued by Commvault Systems, Inc., dated May 1, 2018 announcing entry into the Agreement.